UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2022

Fat Projects Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40755	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27 Bukit Manis Road Singapore	099892
(Address of principal executive offices)	(Zip Code)

(65) 8590-2056

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and One Redeemable Warrant	FATPU	The Nasdaq Stock Market LLC
Class A Ordinary Share, par value $0.0001 per share	FATP	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	FATPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On August 26, 2022, Fat Projects Acquisition Corp, a Cayman Islands exempted company limited by shares, with company registration number 374480 (“FATP”), entered into a Business Combination Agreement with Avanseus Holdings Pte. Ltd., a Singapore private company limited by shares, with company registration number 201526265R (“Avanseus”) (as may be amended and/or restated from time to time, the “Business Combination Agreement”).

The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of FATP and Avanseus, subject to the approval of FATP shareholders and save for the Subscription Agreements which will be entered into upon completion of separate transactions entered into by FATP and Pipe Investors, but which in any event are agreed to occur prior to closing under the Business Combination Agreement.

The Business Combination

The Business Combination Agreement provides for a series of transactions, pursuant to which, among other things, Avanseus’ shareholders will exchange all of their outstanding Avanseus shares in consideration for newly issued FATP Class A Ordinary Shares (the “ Share Exchange”), subject to the conditions set forth in the Business Combination Agreement, with Avanseus thereby becoming a wholly owned subsidiary of FATP (the Share Exchange and the other transactions contemplated by the Business Combination Agreement, together, the “Business Combination” or the “Proposed Transaction”). In connection with the Business Combination, FATP will change its corporate name to “Avanseus Holdings Corporation” (“New Avanseus”).

The Business Combination is expected to close in the first quarter of 2023, following the receipt of the required approval by FATP’s shareholders and the fulfillment of other customary closing conditions.

Business Combination Consideration

In accordance with the terms and subject to the conditions of the Business Combination Agreement,

(i)	each issued and outstanding Avanseus Ordinary Share and Non-Voting Share will be exchanged for 0.318496 newly issued FATP Class A Ordinary Shares, pursuant to Share Exchange Agreements in the form attached to the Business Combination Agreement as Exhibit A; and

(ii)	each Avanseus restricted share award (a “Restricted Share Award”) outstanding immediately prior to the effective time of the Share Exchange (the “Share Exchange Effective Time”) that includes Avanseus Ordinary Shares or Non-Voting Shares that will not be vested at closing (“Unvested Grant Shares”) shall be amended pursuant to an Unvested Restricted Share Amendment in the form attached to the Business Combination as Exhibit F so that FATP assumes and replaces Avanseus as the grantor of unvested shares and the grantee becomes entitled to receive 0.318496 FATP Class A Ordinary Shares in place of each unvested Avanseus share if and when vesting occurs.

As consideration for the Share Exchange, holders of outstanding Avanseus Ordinary Shares and/or Non-Voting Shares (each, an “Avanseus Shareholder”) collectively shall be entitled to receive from FATP in the aggregate 9,350,307 FATP Class A Ordinary Shares, which are valued at $10 per share for an aggregate value equal to $93,503,070 for the outstanding Avanseus Ordinary Shares and Non-Voting Shares and grantees under Restricted Share Awards for Unvested Grant Shares will become entitled to receive an aggregate of 149,693 FATP Class A Ordinary Shares if all of such shares vest in accordance with the provisions of the amended Restricted Share Awards, for total consideration of 9,500,000 FATP Class A Ordinary Shares. The Business Combination Agreement requires that prior to the closing of the Share Exchange, each holder of preference shares of Avanseus (“Avanseus Preference Shares”) shall have converted each such share into one Avanseus Ordinary Share so that there will be no outstanding Avanseus Preference Shares at the time of the Share Exchange.

Representations and Warranties; Covenants

The Business Combination Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type. The parties have also agreed, among other things, that (i) the board of directors of FATP will approve and adopt before the Registration Statement (as defined below) becomes effective an Equity Incentive Plan in the form attached to the Business Combination Agreement as Exhibit H (the “Incentive Equity Plan”) providing for the issuance of restricted share awards for up to 2,000,000 FATP Class A Ordinary Shares to the Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, Chief Product Officer, Chief Operations Officer or Chief Delivery Officer, Chief Revenue Office and Chairman or the equivalent of such roles in FATP after the consummation of the Business Combination (“New Avanseus”); and (ii) immediately following the Share Exchange Effective Time, the board of directors of FATP will be comprised of one FATP continuing director selected by FATP, the Chairman and the Chief Executive Officer of Avanseus as of immediately prior to the Share Exchange Effective Time and four persons who constitute independent directors within the meaning of Rule 5605(a)(2) of the Nasdaq Stock Market and who are mutually acceptable to FATP and Avanseus.

Conditions to Each Party’s Obligations

The obligations of FATP and Avanseus to consummate the Business Combination are subject to certain closing conditions, including but not limited to:

(i)	the Registration Statement having become effective;

(ii)	the approval of the FATP shareholders of the transactions contemplated by the Business Combination Agreement and the other transaction proposals having been obtained;

(iii)	all of Avanseus’ shareholders irrevocably submitting a duly executed Share Exchange Agreement and all of his, her or its original certificates for Avanseus shares for exchange for FATP Class A Ordinary Shares and each holder of an Avanseus Restricted Share Award that includes Unvested Grant Shares submitting to FATP and Avanseus a duly executed Unvested Restricted Share Amendment no later than the date of FATP’s shareholders’ meeting (and all of the outstanding Avanseus Preference Shares having been previously been converted into Avanseus Ordinary Shares);

(iv)	FATP’s filing, to the extent required, of a “Listing of Additional Shares Notification Form” with Nasdaq with respect to the FATP Class A Ordinary Shares to be issued in connection with the transaction;

(v)	the accuracy of representations and warranties to various standards, from de minimis to material adverse effect;

(vi)	FATP having at least $5,000,001 of net tangible assets remaining after accounting for FATP Share Redemptions (as defined in the Business Combination Agreement);

(vii)	FATP having at least $25,000,000 in funds comprised of cash and cash equivalents (as defined in the Business Combination Agreement) remaining for general corporate purposes after giving effect to FATP’s transaction expenses and Avanseus transaction expenses;

(viii)	Crystal Technology Services Pte. Ltd. executing and delivering to FATP and Avanseus the New Crystal Technology Services Warrant (as defined below) and its agreement that the Old Crystal Technology Services Warrant (as defined below) has been terminated;

(ix)	Certain key executives of Avanseus entering into restrictive covenant agreements with FATP in the form attached to the Business Combination Agreement as Exhibit I;

(x)	the absence of a legal prohibition on consummating the transactions;

(xi)	material compliance by each of FATP and Avanseus with its pre-closing covenants; and

(xii)	the bring-down to closing of the representations and warranties of both for FATP and Avanseus.

Termination

The Business Combination Agreement may be terminated under customary and limited circumstances prior to the closing of the Business Combination, including, but not limited to:

(i)	by mutual written consent of FATP and Avanseus;

(ii)	by either FATP or Avanseus if there is a law or governmental order in effect prohibiting the Business Combination;

(iii)	by either FATP or Avanseus if FATP’s shareholder approval has not been obtained by reason of the failure to obtain the vote required for approval of the transactions contemplated by the Business Combination Agreement and the other transaction proposals;

(iv)	by Avanseus if FATP’s board of directors has publicly announced its proposal to, or has publicly announced its resolution to, withhold or withdraw, or to qualify, amend or modify FATP’s board recommendation in a manner detrimental to obtaining FATP’s shareholder approval of the transactions contemplated by the Business Combination Agreement and the other transaction proposals;

(v)	by FATP if (i) there is any breach by Avanseus of any representation, warranty, covenant or agreement in the Business Combination Agreement, such that the conditions to FATP’s obligation to close the transaction would not be satisfied at the closing of the transactions, except that, if such breach is curable by Avanseus through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by Avanseus from FATP of notice of such breach, but only as long as Avanseus continues to use its reasonable best efforts to cure such breach, such termination shall not be effective, and such termination shall become effective only if the breach is not cured within such cure period, or (ii) the closing has not occurred on or before the date falling 180 days after the date of the date of the Business Combination Agreement (the “Agreement End Date”), unless FATP is in material breach of the Business Combination Agreement;

(vi)	by FATP if (i) original certificates for less than one hundred percent (100%) of the Avanseus Ordinary Shares and Non-Voting Shares duly endorsed for transfer to FATP have been submitted for exchange along with duly executed Share Exchange Agreements from Avanseus shareholders or (ii) all holders of Unvested Grant Shares shall not have submitted to FATP and Avanseus a duly executed Unvested Restricted Share Amendment, in each case by the date of FATP’s Shareholders’ Meeting; or

(vii)	by Avanseus if (i) there is any breach by FATP of any representation, warranty, covenant or agreement in the Business Combination Agreement, such that the conditions to Avanseus’ obligation to close the transaction would not be satisfied at the closing of the transactions, except that, if such breach is curable by FATP through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by FATP from Avanseus of such breach, but only as long as FATP continues to use its reasonable best efforts to cure such breach, such termination shall not be effective, and such termination shall become effective only if the breach is not cured within such cure period, or (ii) the closing has not occurred on or before Agreement End Date, unless Avanseus is in material breach of the Business Combination Agreement.

The foregoing description of the Business Combination Agreement is subject to and qualified in its entirety by reference to the full text of the Business Combination Agreement, a copy of which is attached as Exhibit 2.1 hereto. The Business Combination Agreement provides investors with information regarding its terms and is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Business Combination Agreement were made as of the execution date of the Business Combination Agreement only and are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Business Combination Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Business Combination Agreement, which, while they may be material to the parties to the Business Combination Agreement, FATP believes are not material to investors’ understanding of such representations and warranties. Moreover, certain representations and warranties in the Business Combination Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Business Combination Agreement as characterizations of the actual statements of fact about the parties.

Company Holders Support and Lock-Up Agreement

Concurrently with the execution of the Business Combination Agreement, FATP, Avanseus and certain of the shareholders of Avanseus entered into a customary voting support and lock-up agreement (the “Company Holders Support Agreement”), pursuant to which (i) certain Avanseus shareholders who hold an aggregate of approximately 78% of the outstanding Avanseus voting shares have agreed, among other things: (a) to convert their Avanseus Preference Shares, if any, at or prior to the closing into Avanseus Ordinary Shares; (b) to vote, to the extent applicable, in favor of the transactions contemplated by the Business Combination Agreement and other transaction proposals; (c) to vote against any proposals that would materially impede the transactions contemplated by the Business Combination Agreement or any other transaction proposal; and (d) not to sell or transfer any of their shares prior to the closing of the Business Combination; and (ii) certain shareholders of Avanseus have agreed to a lock-up of the FATP Class A Ordinary Shares they will receive pursuant to the Share Exchange (subject to certain exceptions) for a period ending on the earlier of 180 days following the Business Combination Agreement closing date or the date on which FATP completes a transaction resulting in all of FATP’s shareholders having the right to exchange their shares for cash securities or other property following the closing of the Business Combination Agreement.

The foregoing descriptions of the Company Holders Support Agreement are subject to and qualified in their entirety by reference to the full text of the Company Holders Support Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Sponsor Support and Lock-Up Agreement

Concurrently with the execution of the Business Combination Agreement, FATP, FATP’s sponsor, FAT Projects SPAC Pte. Ltd. (the “Sponsor”), and Avanseus entered into a customary voting support and lock-up agreement (the “Sponsor Support and Lock-Up Agreement”), pursuant to which Sponsor has agreed to, among other things: (i) appear for purposes of constituting a quorum at the meetings of the shareholders of FATP called to seek approval of the consummation of transactions contemplated by the Business Combination Agreement and the other transaction proposals; (ii) vote to adopt and approve the Business Combination Agreement and the other documents contemplated thereby and the transactions contemplated thereby; (iii) to vote against any proposals that would materially impede the transactions contemplated by the Business Combination Agreement or any other transaction proposal; and (iv) a lock-up of the FATP Ordinary Shares that it holds (subject to certain exceptions) for a period ending on the earlier of 180 days following the Business Combination Agreement closing date or the date on which FATP completes a transaction resulting in all of FATP’s shareholders having the right to exchange their shares for cash securities or other property following the closing of the Business Combination Agreement.

The foregoing description of the Sponsor Support Agreement is subject to and qualified in its entirety by reference to the full text of the Sponsor Support Agreement, a copy of which is attached as Exhibit 10.2 hereto.

Registration Rights Agreement

Concurrently with the execution of the Business Combination Agreement, FATP, the Sponsor and certain shareholders of Avanseus and their respective affiliates (the “Avanseus Holders”) entered into a registration rights agreement (the “Registration Rights Agreement”), to be effective upon closing of the Business Combination, pursuant to which, among other things, FATP will agree to undertake certain resale shelf registration obligations in accordance with the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Sponsor, certain Sponsor related parties and the Avanseus Holders have been granted customary demand and piggyback registration rights.

The foregoing description of the Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.3 hereto.

PIPE Financing (Private Placement)

Following the execution of the Business Combination Agreement, FATP will use its reasonable commercial efforts to enter into and consummate subscription agreements in form and substance mutually acceptable to both FATP and Avanseus (the “Subscription Agreements”) with certain investors (“PIPE Investors”). Avanseus and FATP will cooperate and use their respective commercially reasonable efforts to cause the PIPE investment to occur and to avoid breaching or defaulting under the Subscription Agreements. During the Interim Period (as defined in the Business Combination agreement), FATP may, but is not required to, enter into additional Subscription Agreements with additional PIPE investors as needed. FATP will not enter into any additional contracts with PIPE investors without Avanseus’ prior written consent.

Pursuant to the Subscription Agreements, the investors will agree to subscribe for and purchase, and FATP will agree to issue and sell to such investors, FATP Class A Ordinary Shares and/or FATP Preference Shares (as defined in the Business Combination Agreement) convertible into FATP Class A Ordinary shares for a total amount of up to $35,000,000 (the “PIPE Investment”).

The foregoing descriptions of the Subscription Agreements and the PIPE Investment are subject to and qualified in their entirety by reference to the applicable sections of the Business Combination Agreement.

Support Pool

In addition to the PIPE investment, the Business Combination Agreement also allows FATP to issue in one or more private placements (each a “Pool Offering”) to investors mutually reasonably acceptable to FATP and Avanseus (each a “Pool Investor”) FATP Class A Ordinary Shares and/or any combination of Preference Shares convertible into Class A Ordinary Shares or warrants, options or rights that are exercisable for Class A Ordinary Shares (“Pool Securities”) all in an aggregate amount equal on a fully-diluted basis to one million (1,000,000) Class A Ordinary Shares (the “Pool Shares”) for purposes that are mutually reasonably acceptable to FATP and Avanseus and pursuant to subscription agreements and other related private placement documents in form and substance mutually reasonably acceptable to FATP and Avanseus (“Pool Subscription Documents”). The Pool Subscription Documents may provide that the Pool Securities offered pursuant thereto may be issued before, at or after the closing of the Share Exchange as may be mutually reasonably acceptable to FATP and Avanseus.

Crystal Technology Warrant

Crystal Technology Services Pte. Ltd. (“Crystal Technology”) currently holds warrants to acquire Avanseus Ordinary Shares under a warrant agreement with Avanseus (which we refer to as the “Old Crystal Technology Services Warrant”). Crystal Technology has previously exercised all of the vested warrants and all of the remaining currently unvested warrants under the Old Crystal Technology Services Warrant will expire un-exercisable as a consequence of the closing of the Business Combination. Both FATP and Avanseus consider Crystal Technology to be a key channel partner of Avanseus and want Crystal Technology to remain a motivated key channel partner after closing, so the Business Combination Agreement provides for FATP to enter into a new Crystal Technology Services Warrant Agreement with Crystal Technologies in the form attached to the Business Combination Agreement as Exhibit G, which we refer to as the “New Crystal Technology Services Warrant,” that provides for the issuance to Crystal Technology of warrants to acquire FATP Class A Ordinary Shares subject to vesting criteria set forth therein and requires Crystal Technology to confirm the termination of the Old Crystal Technology Services Warrant. If all of the warrants under the New Crystal Technology Services Warrant vest, Crystal Technology will be entitled to exercise the warrants for an aggregate of 1,000,000 FATP Class A Ordinary Shares subject to customary adjustments, such as for share splits, as provided therein.

The foregoing description of the New Crystal Technology Services Warrant is subject to and qualified in its entirety by reference to the full text of the New Crystal Technology Services Warrant, a copy of which is attached as Exhibit 10.7 hereto.

Prospectus and Proxy Statement

FATP and Avanseus have agreed in the Business Combination Agreement as promptly as reasonably practicable after the execution thereof to file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) containing a prospectus and proxy statement (as amended or supplemented, the “Prospectus and Proxy Statement”) to be delivered to FATP’s shareholders in connection with a special meeting of FATP’s shareholders (the “FATP Shareholders Meeting”) to be held to consider approval and adoption of (i) the Business Combination Agreement, the other Transaction Documents (as defined in the Business Combination Agreement) and the Business Combination (ii) the amended and restated memorandum and articles of association of FATP in the form attached to the Business Combination Agreement as Exhibit B (the “FATP Amended and Restated Charter”), (iii) the approval of the issuance of FATP’s Class A Ordinary Shares in connection with the Business Combination and any PIPE Financing and, if applicable, any FATP Preference Shares to be issued in the PIPE Financing; (iv) the adoption and approval of the Incentive Equity Plan; (v) the adjournment of the FATP Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals or any proposal in the following item; and (vi) any other proposals as the SEC (or a staff member thereof) may indicate are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and any other proposals as reasonably agreed by FATP and Avanseus to be necessary or appropriate in connection with the transactions contemplated by the Business Combination Agreement.

Agreements to Be Effective as of or Entered into at Closing

(i)	Share Exchange Agreements. FATP’s obligation to close the Business Combination is contingent upon all of Avanseus’ shareholders irrevocably submitting a duly executed Share Exchange Agreement and all of his, her or its original certificates for Avanseus shares for exchange for FATP Class A Ordinary Shares no later than the date of the FATP Shareholders Meeting.

(ii)	FATP Amended and Restated Charter. The Business Combination Agreement requires the Amended and Restated Charter to be in effect as of the effective time of the Business Combination (the “Effective Time”).

(iii)	Unvested Restricted Share Amendments. FATP’s obligation to close the Business Combination is contingent upon each holder of an Avanseus Restricted Share Award that includes Unvested Grant Shares submitting to FATP and Avanseus a duly executed Unvested Restricted Share Amendment no later than the date of the FATP Shareholders’ Meeting.

(iv)	New Crystal Technology Services Warrant Agreement. The obligations of FATP and Avanseus to consummate the Business Combination are subject to Crystal Technology Services Pte. Ltd. executing and delivering to FATP and Avanseus the New Crystal Technology Services Warrant and its agreement that the Old Crystal Technology Services Warrant has been terminated.

(v)	Incentive Equity Plan. At the closing, FATP intends to adopt the Incentive Equity Plan.

(vi)	Restrictive Covenant Agreements. The obligations of FATP to consummate the Business Combination are subject to the requirement that a restrictive covenant agreement with FATP in the form attached to the Business Combination Agreement as Exhibit I be in effect with respect to each Key Executive of Avanseus (as defined in the Business Combination Agreement), other than Avanseus’ chairman.

Nasdaq Global Market Listing

FATP will use its reasonable best efforts to ensure that its Class A Ordinary Shares remain listed on the Nasdaq Global Market and will timely file a “Listing of Additional Shares Notification Form” with Nasdaq with respect to its Class A Ordinary Shares to be issued in connection with the Business Combination, including pursuant to the Share Exchange and use its reasonable best efforts to have the review of such form completed prior to the Effective Time.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The FATP Class A Ordinary Shares to be offered and sold in connection with the PIPE Investment and any Pool Securities issued in any Pool Offering will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) thereof.

On October 15, 2021, FATP consummated its initial public offering of 11,500,000 units, each consisting of one Class A Ordinary Share and one redeemable warrant, including the exercise in full of the underwriters 45-day option to purchase up to an additional 1,500,000 units, at $10.00 per unit, and a private placement with the Sponsor of 2,865,000 placement warrants to the Sponsor at a purchase price of $1.00 per private placement warrant. Each warrant entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment. Prior to the consummation of its initial public offering FATP sold 2,875,000 Class B Ordinary Shares to the Sponsor for an aggregate purchase price of $25,000. Such Class B Ordinary Shares will automatically be converted into Class A Ordinary Shares on a one-for-one basis, subject to certain adjustments, upon the closing of the Business Combination.

Item 5.02 Compensatory Arrangements of Certain Officers.

Pursuant to the Business Combination Agreement and subject to FATP shareholder approval, FATP will submit to its shareholders for their approval and adoption the Incentive Equity Plan in the form attached to the Business Combination Agreement as Exhibit H providing for the issuance of restricted share awards for up to 2,000,000 FATP Class A Ordinary Shares to the Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, Chief Product Officer, Chief Operations Officer or Chief Delivery Officer, Chief Revenue Office and Chairman or the equivalent of such roles in New Avanseus.

The full text of the Incentive Equity Plan is attached hereto as Exhibit 10.4 and incorporated herein by reference. The foregoing description of the Incentive Equity Plan is qualified in its entirety by reference to the full text of the Incentive Equity Plan.

The Business Combination Agreement requires FATP to take all such action within its power as may be necessary or appropriate such that immediately following the effective time of the Share Exchange, the board of directors of FATP will be comprised of one FATP continuing director selected by FATP, the Chairman and the Chief Executive Officer of Avanseus as of immediately prior to the Share Exchange Effective Time and four persons who constitute independent directors within the meaning of Rule 5605(a)(2) of the Nasdaq Stock Market and who are mutually acceptable to FATP and Avanseus.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the Proposed Transaction, but does not contain all the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. FATP intends to file with the SEC a registration statement on Form S-4 relating to the Proposed Transaction that will include a proxy statement of FATP and a prospectus of FATP. When available, the definitive proxy statement/prospectus and other relevant materials will be sent to all FATP shareholders as of a record date to be established for voting on the Proposed Transaction. FATP’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Proposed Transaction, as these materials will contain important information about Avanseus, FATP and the Proposed Transaction. FATP also will file other documents regarding the Proposed Transaction with the SEC. Promptly after the Form S-4 is declared effective by the SEC, FATP intends to mail the definitive proxy statement/prospectus and a proxy card to each shareholder entitled to vote at the meeting relating to the approval of the business combination and other proposals set forth in the proxy statement/prospectus. Before making any voting decision, investors and securities holders of FATP are urged to carefully read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Proposed Transaction as they become available because they will contain important information about FATP, Avanseus and the Proposed Transaction.

Investors and securities holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by FATP through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by FATP may be obtained free of charge from FATP’s website at https://fatprojectscorp.com/investor-relations/ or by written request to FATP at Fat Projects Acquisition Corp, 27 Bukit Manis Road, Singapore 099892.

Participants in Solicitation

FATP and Avanseus and their respective directors and officers may be deemed to be participants in the solicitation of proxies from FATP’s shareholders in connection with the Proposed Transaction. Information about FATP’s directors and executive officers and their ownership of FATP’s securities is set forth in FATP’s filings with the SEC, including FATP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on April 28, 2022. To the extent that such persons’ holdings of FATP’s securities have changed since the amounts disclosed in FATP’s Annual Report on Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the names and interests in the Proposed Transaction of FATP’s and Avanseus’ respective directors and officers and other persons who may be deemed participants in the Proposed Transaction may be obtained by reading the proxy statement/prospectus regarding the Proposed Transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Proposed Transaction between FATP and Avanseus, including statements regarding the benefits of the Proposed Transaction, the anticipated timing of the completion of the Proposed Transaction, the services offered by Avanseus and the markets in which it operates, the expected total addressable market for the services offered by Avanseus, the sufficiency of the net proceeds of the proposed transaction to fund Avanseus’ operations and business plan and Avanseus’ projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all; (ii) the risk that the Proposed Transaction may not be completed by FATP’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by FATP; (iii) the failure to satisfy the conditions to the consummation of the Proposed Transaction, including the adoption of the Business Combination Agreement by the shareholders of FATP, the satisfaction of the minimum trust account amount following redemptions by FATP’s public shareholders, the satisfaction of the minimum cash at closing requirement and the receipt of certain governmental and regulatory approvals; (iv) the failure of FATP to raise sufficient funds through the PIPE, (v) the lack of a third-party valuation in determining whether or not to pursue the Proposed Transaction; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement; (vii) the effect of the announcement or pendency of the Proposed Transaction on Avanseus’ business relationships, performance, and business generally; (viii) risks that the Proposed Transaction disrupts current plans and operations of Avanseus as a result; (ix) the outcome of any legal proceedings that may be instituted against Avanseus, FATP or others related to the Business Combination Agreement or the Proposed Transaction; (x) the ability to meet Nasdaq listing standards at or following the consummation of the Proposed Transaction; (xi) the ability to recognize the anticipated benefits of the Proposed Transaction, which may be affected by a variety of factors, including changes in the competitive and highly regulated industries in which Avanseus operates, variations in performance across competitors and partners, changes in laws and regulations affecting Avanseus’ business and the ability of Avanseus and the post-combination company to retain its management and key employees; (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the Proposed Transaction (xiii) the risk that Avanseus may fail to keep pace with rapid technological developments to provide new and innovative products and services or make substantial investments in unsuccessful new products and services; (xiv) the ability to attract new users and retain existing users in order to continue to expand; (xv) Avanseus’ ability to integrate its services with a variety of operating systems, networks and devices; (xvi) the risk that Avanseus will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (xvii) the risk that the post-combination company experiences difficulties in managing its growth and expanding operations; (xviii) the risk of product liability or regulatory lawsuits or proceedings relating to Avanseus’ business; (xix) the risk of cyber security or foreign exchange losses; (xx) the risk that Avanseus is unable to secure or protect its intellectual property; (xxi) the effects of COVID-19 or other public health crises on Avanseus’ business and results of operations and the global economy generally; and (xxii) costs related to the Proposed Transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of FATP’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-4 and proxy statement/prospectus discussed above and other documents filed by FATP from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Avanseus and FATP assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither FATP nor Avanseus gives any assurance that either FATP or Avanseus will achieve its expectations.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of FATP or Avanseus, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or exemptions therefrom.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1**	Business Combination Agreement, dated as of August 26, 2022, by and among Fat Projects Acquisition Corp and Avanseus Holdings Pte. Ltd.

10.1	Form of Share Exchange Agreement to be entered into by and between FATP and each Avanseus Shareholder prior to the Effective Time.

10.2	Form of Third Amended and Restated Memorandum and Articles of Association of FATP.

10.3	Form of Company Holders Support Agreement, dated as of August 25, 2022 by and among FATP and Avanseus and certain Avanseus Shareholders.

10.4	Sponsor Support Agreement, dated as of August 25, 2022 by and among FATP, FAT Projects SPAC Pte. Ltd. and Avanseus.

10.5	Registration Rights Agreement, dated as of August 25, 2022 by and among FATP, FAT Projects SPAC Pte. Ltd. and the parties listed on the signature page thereto.

10.6	Form of Unvested Restricted Share Amendment to be entered into prior to the Effective Time by and between FATP, Avanseus and each grantee under an Avanseus Restricted Share Award that include Unvested Grant Shares.

10.7	Form of Crystal Technology Services Warrant Agreement to be entered into prior to the Effective Time by and between FATP and Crystal Technology Services Pte. Ltd.

10.8	Form of Avanseus Holdings Corporation 2022 Incentive Equity Plan.

10.9	Form of Restrictive Covenant Agreement

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

**	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). FATP agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAT PROJECTS ACQUISITION CORP

By:	/s/ David Andrada
Name:	David Andrada
Title:	Co-Chief Executive Officer and Chief Financial Officer

Date: September 1, 2022